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                                                                    EXHIBIT 8.1


                             [LSZH & L LETTERHEAD]


                                October 23, 1998


Board of Directors
KBK Capital Corporation
2200 City Center II
301 Commerce Street
Fort Worth, Texas   76102

KBK Capital Trust I
c/o KBK Capital Corporation
2200 City Center II
301 Commerce Street
Fort Worth, Texas   76102

Ladies and Gentlemen:

         We have acted as counsel to KBK Capital Corporation, a Delaware corporation (the "Company"), and KBK Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with the preparation of a Registration Statement on Form S-2 (Registration No. 333-65041 and 333-675041-01) and the form of prospectus included therein (the "Prospectus") filed by the Company and the Trust with the Securities and Exchange Commission (the "SEC") (such Registration Statement, as amended, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), up to $28,750,000 principal amount of Subordinated Debentures Due 2028 of the Company (the "Subordinated Debentures") (including $3,750,000 principal amount of Subordinated Debentures issuable upon the exercise of the underwriters' over-allotment option), up to 1,150,000 Trust Preferred Securities of the Trust (the "Trust Preferred Securities") (including 150,000 Trust Preferred Securities subject to the underwriters' over-allotment option), and the guarantee of the Company pursuant to the Trust Preferred Securities Guarantee Agreement between the Company and The First National Bank of Chicago, a national banking association (the "Guarantee"). In connection therewith, we have participated in the preparation of the discussion set forth under the caption "Certain Federal Income Tax Consequences" (the "Tax Discussion") in the Registration Statement. Except as otherwise indicated, the terms utilized herein have the meanings ascribed to them in the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as amended to the date hereof,



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October 23, 1998
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including the Prospectus and the documents incorporated by reference therein;
(ii) the Certificate of Trust (the "Certificate of Trust") filed with the Secretary of State of the State of Delaware on September 29, 1998; (iii) the form of Amended and Restated Declaration of Trust (the "Declaration"); (iv) the form of Guarantee; (v) the form of Subordinated Debenture; and (vi) the form of Subordinated Indenture (the "Indenture") to be entered into between the Company and The First National Bank of Chicago, as trustee. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company or the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration, the Trust Preferred Securities, the Guarantee, the Subordinated Debentures and the Indenture, when executed, will be executed in substantially the form reviewed by us. In addition, we have assumed the receipt by each person to whom a Trust Preferred Security is to be issued by the Trust (collectively, the "Preferred Security Holders") of a certificate for such Trust Preferred Security or the issuance of a global certificate to the Depository Trust Company, acting as agent, and the payment for the Trust Preferred Security so acquired, in accordance with the Declaration and the Registration Statement, and that the Trust Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Declaration and the Registration Statement. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, the Trust and others.

         We hereby confirm that, although the Tax Discussion set forth in the Registration Statement does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Trust Preferred Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Trust Preferred Securities, based upon current law as they relate to holders described therein. It is possible that contrary positions with regard to the purchase, ownership and disposition of the Trust Preferred Securities may be taken by the Internal Revenue Service (the "Service") and that a court may agree with such contrary positions.



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October 23, 1998
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         Additionally, based upon the facts, assumptions and representations set forth or referred to herein, and the accuracy of such facts, assumptions and representations as of the date hereof, and assuming full compliance with the terms of the Declaration and the Indenture, it is our opinion that the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each holder of Trust Preferred Securities will be treated as owning an undivided beneficial interest in the Subordinated Debentures.

         The opinions expressed herein are based on the Internal Revenue Code of 1986, as amended, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authority reported as of the date hereof. We have also considered the position of the Service reflected in published and private rulings. Although we are not aware of any pending changes to these authorities that would alter our opinions, there can be no assurances that future legislation or administrative changes, court decisions or Service interpretations will not significantly modify the statements or opinions expressed herein.

         Our opinions are limited to those federal income tax issues specifically considered herein and are addressed to and are only for the benefit of the Company and the Trust in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our written consent. We do not express any opinion as to any other United States federal income tax issues, or any foreign, state or local tax issues. Although the opinions herein are based upon our best interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

         We hereby consent to the use of our name under the captions "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement and the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. This opinion is expressed as of the date hereof and applies only to the disclosures set forth in the Prospectus and the Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                             Very truly yours,

                                             /s/ LIDDELL, SAPP, ZIVLEY,
                                             HILL & LABOON, L.L.P.

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